UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2013

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                 On May 21, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Forest Oil Corporation (“Forest”) approved several new forms of agreements for use in granting equity awards to Forest officers and employees.  The new forms of agreements consist of the following:

•                  Two new forms of restricted stock award agreements, one of which provides for cliff vesting (the “2013 Restricted Stock Award Agreement — Cliff Vesting”) and the other of which provides for vesting in equal annual increments over a three-year period (the “2013 Restricted Stock Award Agreement — Annual Vesting,” and together with the 2013 Restricted Stock Award Agreement — Cliff Vesting, the “2013 Restricted Stock Award Agreements”);

•                  Two new forms of phantom stock unit award agreements that settle in cash, one of which provides for cliff vesting (the “2013 Phantom Stock Unit Award Agreement — Cliff Vesting”) and the other of which provides for vesting in equal increments over a three-year period (the “2013 Phantom Stock Unit Award Agreement — Annual Vesting,” and together with the 2013 Phantom Stock Unit Award Agreement — Cliff Vesting, the “2013 Phantom Stock Unit Award Agreements”); and

•                  Two new forms of performance unit award agreements, one of which is payable only in stock (the “2013 Performance Unit Award Agreement — Stock Settled”) and one of which is payable only in cash (the “2013 Performance Unit Award Agreement — Cash Settled,” and together with the 2013 Performance Unit Award Agreement — Stock Settled, the “2013 Performance Unit Award Agreements”).

All of the new forms of agreements are collectively referred to as the “New Equity Agreements,” and individually as a “New Equity Agreement.”

Each of the New Equity Agreements is substantially similar to an existing form of equity agreement and, like all equity awards granted since October 2012, provides for vesting upon a change of control only if (i) the surviving corporation does not replace or assume the award, or (ii) even if the award is replaced or assumed, in the event of an involuntary termination of the employee within two years following the change of control.  Each New Equity Agreement also includes language that incorporates certain definitions from the award recipient’s severance agreement, to the extent such severance agreements exist, including those for the terms “Change of Control,” “Involuntary Termination,” and “Disability.”  If no such severance agreement exists, then definitions substantially similar to those used in previous equity awards agreement apply; provided, that the change of control threshold in the New Equity Agreements has been reduced to 30 percent to conform to amendments to the Company’s 2007 Stock Incentive Plan recently approved by the

Company’s shareholders.  In addition, the 2013 Performance Unit Award Agreements are substantially similar to performance unit award agreements used in past years, except that (i) a new peer company has been added to replace a peer company on the previous agreements that has announced it is being acquired, and (ii) awards on the new 2013 Performance Unit Award Agreement — Cash Settled are payable solely in cash, whereas all performance unit awards given in previous years were payable only in stock.

The foregoing does not purport to be a complete description of each of the New Equity Agreements, and is qualified in its entirety to the forms of New Equity Agreement filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, and incorporated herein by reference.

(b)                                 In connection with the adoption of the New Equity Awards, the Compensation Committee also approved a grant of equity awards to the officers of the Company, including the President and Chief Executive Officer and each of the other named executive officers identified in the Company’s most recent proxy statement.  The President and Chief Executive Officer received an award consisting of 40 percent cash-settled phantom stock, on the new 2013 Phantom Stock Unit Award Agreement — Cliff Vesting, and 60 percent performance units.  The phantom stock units will vest in full on the third anniversary of the date of grant, or earlier if certain other events transpire as set forth in the form of agreement.  The performance unit awards were made pursuant to the 2013 Performance Unit Award Agreements, and were split evenly between cash-settled and stock settled awards.  The performance period for the new performance unit awards runs from April 1, 2013, until March 31, 2016.

Each of the other officers, including the named executive officers other than the President and Chief Executive Officer, received awards consisting of 50 percent restricted stock, on the 2013 Restricted Stock Award Agreement — Cliff Vesting, and 50 percent performance units, on the 2013 Performance Unit Award Agreement — Cash Settled.  The restricted stock awards vest in full on the third anniversary of the date of grant, or earlier if certain other events transpire as set forth in the form of agreement.  The performance unit awards may only be settled in cash.  The performance period for the new performance unit awards runs from April 1, 2013, until March 31, 2016.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1	2013 Restricted Stock Award Agreement — Cliff Vesting.
10.2	2013 Restricted Stock Award Agreement — Annual Vesting.
10.3	2013 Phantom Stock Unit Award Agreement — Cliff Vesting.
10.4	2013 Phantom Stock Unit Award Agreement — Annual Vesting.
10.5	2013 Performance Unit Award Agreement — Stock Settled.
10.6	2013 Performance Unit Award Agreement — Cash Settled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	May 24, 2013	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	2013 Restricted Stock Award Agreement — Cliff Vesting.
10.2	2013 Restricted Stock Award Agreement — Annual Vesting.
10.3	2013 Phantom Stock Unit Award Agreement — Cliff Vesting.
10.4	2013 Phantom Stock Unit Award Agreement — Annual Vesting.
10.5	2013 Performance Unit Award Agreement — Stock Settled.
10.6	2013 Performance Unit Award Agreement — Cash Settled.